Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports First Quarter 2016 Financial Results

Announces Year-to-Date Investment Activity of $220 Million

Provides Update on CHI Investment

First Quarter Highlights:

•	Reported first quarter 2016 total revenue of $44.1 million, up 80% year-over-year.

•
Generated first quarter normalized funds from operations (FFO) of $0.22 per share and OP unit on a fully diluted basis, an increase of 15.8% year-over-year, and net income per share of $0.04 on a fully diluted basis.

•	First quarter investments of approximately $202.3 million, which includes 16 healthcare facilities and 2 condominium units totaling 751,961 leasable square feet and 1 mezzanine loan.

•	Declared quarterly dividend of $0.225 per share for the first quarter 2016, paid April 18, 2016.

•	Portfolio was 95.9% leased based on square footage as of March 31, 2016.

•	Increased gross leasable square footage by 13.0% in the first quarter 2016 to 6,551,298 square feet.

•	Issued $150 million of unsecured notes on January 7, 2016, with an average maturity of 12 years, at an average interest rate of 4.5%.

•	Raised $321.1 million of net equity proceeds from the upsized offering of 21,275,000 common shares on January 25, 2016 at a price of $15.75 per share.

Subsequent Events Highlights:

•	Announced $725 million pending transaction with Catholic Health Initiatives.

•	Raised $442.7 million of net equity proceeds from the upsized offering of 25,875,000 common shares on April 11, 2016 at a price of $17.85 per share.

•	Closed an additional $17.6 million of investments subsequent to the quarter ended March 31, 2016.

Milwaukee, WI - May 5, 2016 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate investment trust, today announced results for the first quarter ended March 31, 2016.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “We began 2016 with another strong quarter of growth, balance sheet management, and operational results. We are particularly proud of our team that worked so hard during this high growth quarter, maintaining attention to our existing facilities and clients, while also underwriting, performing due diligence upon, and documenting the investment in over 50 medical office buildings included in the pending Catholic Health Initiatives (“CHI”) transaction we recently announced. This is no small accomplishment for any organization, and it is a reflection of the high quality individuals, team effort, and medical office facility management platform we have built since our beginning in July 2013. We received strong outsized support from our investors in the follow-on offerings completed in January and April of this year. In particular, the ability to match fund the CHI investment provides certainty to our capital plan and conservative underwriting expectations. Our growth and attention to property operations delivered a revenue increase of 80% compared to the first quarter of 2015, resulting in normalized FFO of $0.22 per common share and OP Unit during the first quarter, a 15.8% increase over the same period last year.”

First Quarter Financial Results

Total revenue for the first quarter ended March 31, 2016 was $44.1 million, an increase of 80% from the same period in 2015. As of March 31, 2016, the portfolio was 95.9% leased. On a pro forma basis, if all of the 2016 first quarter acquisitions occurred on the first day of the first quarter, total revenue would have increased by an additional $4.1 million, to a pro forma total of $48.3 million.

Total expenses for the first quarter 2016 were $38.7 million, compared to $24.9 million in the first quarter 2015, or an increase of 55%. The increase in expenses was the result of a $7.8 million increase in depreciation and amortization, a $5.3 million increase in operating expenses, a $2.5 million increase in interest expenses, and a $0.8 million increase in general and administrative expenses. Increases were partially offset by a $2.6 million decrease in acquisition related expenses. On a pro forma basis, if all of the 2016 first quarter acquisitions occurred on the first day of the first quarter, depreciation and amortization expense and operating expenses would have increased by an additional $1.8 million and $0.8 million, respectively.

Net income for the first quarter 2016 grew to $5.4 million, compared to a net loss of $0.4 million for the first quarter 2015.

Net income attributable to common shareholders for the first quarter 2016 was $4.4 million, or $0.04 per diluted share based on 107.1 million weighted average shares outstanding.

Funds from operations (FFO) for the first quarter 2016 consisted of net income, less $0.3 million of net income attributable to noncontrolling interests for partially owned properties, plus $16.0 million of depreciation and amortization, less $0.2 million of depreciation and amortization expense for partially owned properties, less $0.5 million of preferred distributions, resulting in $0.19 per diluted share. Normalized FFO, which adds back $3.4 million of acquisition expenses, was $23.7 million, or $0.22 per diluted share.

Normalized funds available for distribution (FAD) for the first quarter 2016, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market leases, amortization of lease inducements, amortization of deferred financing fees, recurring capital expenditures, and seller master lease and rent abatement payments, was $21.1 million, or $0.20 per diluted share for the first quarter 2016.

Update on CHI Investment

The CHI investment continues to be on track to close in two or more tranches of assets during the second quarter of 2016. We expect to close a larger first tranche of these assets than originally anticipated, with the total investment increasing from approximately $200 million (10 buildings) to as many as 28 buildings and as much as $335 million, with this closing expected mid-May 2016. The second tranche and potentially smaller tranches to complete all of the announced CHI investment remain on track to close later in the second quarter of 2016. The second tranche will close later in the second quarter as a result of the Catholic Church’s requirements for approval from the Vatican, as previously described. In addition, 1 property of the 52 properties announced, representing approximately $6 million of the originally announced $725 million transaction, was removed during the due diligence process.

Other Recent Events

Dividend Paid

On March 18, 2016, our Board of Trustees authorized and we declared a cash distribution of $0.225 per common share and OP Unit for the quarterly period ended March 31, 2016. The distribution was paid on April 18, 2016 to common shareholders and OP Unit holders of record as of the close of business on April 1, 2016.

January 2016 Notes Offering

On January 7, 2016, our operating partnership issued and sold $150 million aggregate principal amount of senior notes, comprised of (i) $15,000,000 aggregate principal amount of 4.03% Senior Notes, Series A, due January 7, 2023 (the “Series A Notes”), (ii) $45,000,000 aggregate principal amount of 4.43% Senior Notes, Series B, due January 7, 2026 (the “Series B Notes”), (iii) $45,000,000 aggregate principal amount of 4.57% Senior Notes, Series C, due January 7, 2028 (the “Series C Notes”) and (iv) $45,000,000 aggregate principal amount of 4.74% Senior Notes, Series D, due January 7, 2031 (the “Series D Notes,” and together with the Series A Notes, the Series B Notes, and the Series C Notes, the “Notes”). The proceeds of the Notes were used to repay borrowings under our unsecured revolving credit facility, for general corporate and working capital purposes, and for funding acquisitions.

January 2016 Follow-on Equity Offering

On January 25, 2016, we completed a follow-on public offering of 21,275,000 common shares of beneficial interest, including 2,775,000 common shares issued upon exercise of the underwriters’ overallotment option, resulting in net proceeds to us of approximately $321.1 million. We contributed the net proceeds of this offering to our Operating Partnership in exchange for 21,275,000 OP Units, and our Operating Partnership used the net proceeds of the public offering to repay borrowings under our unsecured revolving credit facility, for general corporate and working capital purposes, and for funding acquisitions.

April 2016 Follow-on Equity Offering

On April 11, 2016, we completed a follow-on public offering of 25,875,000 common shares of beneficial interest, including 3,375,000 common shares issued upon exercise of the underwriters’ overallotment option, resulting in net proceeds to us of approximately $442.7 million. We contributed the net proceeds of this offering to our Operating Partnership in exchange for 25,875,000 OP Units, and our Operating Partnership used the net proceeds of the public offering to repay borrowings under our unsecured revolving credit facility, for general corporate and working capital purposes, and for funding acquisitions, and expects to use the net proceeds to fund a portion of the purchase price for the CHI investment.

Investment Activity

In the quarter ended March 31, 2016, we completed $202.3 million of investment activity, including acquisitions of 16 healthcare properties and 2 condominium units located in 13 states totaling $201.8 million and 751,961 square feet and a mezzanine loan investment of $0.5 million.

Since our April 5, 2016 press release, the Company has completed 2 acquisitions of 3 healthcare properties containing an aggregate of 51,629 net leasable square feet. This investment totals approximately $17.6 million and is summarized below.

Gardendale Surgery Center. On April 11, 2016, the Company closed the acquisition of a 15,000 square foot ambulatory surgical center in Gardendale, AL, for a purchase price of approximately $7.5 million. The facility is 100% leased to an affiliate of Brookwood Medical Center, a subsidiary of TENET Healthcare (NYSE:THC; S&P, “B”). The first year unlevered yield on this investment is expected to be approximately 6.9%.

Health East Facilities. On April 14, 2016, the Company closed on the acquisition of two facilities containing 36,629 net leasable square feet in the Minneapolis-St. Paul, Minnesota metropolitan area, for a purchase price of approximately $10.2 million. The multi-tenant facilities are 90% occupied, with 73% anchored by the HealthEast Health System (Moody’s “Ba1”). The first year unlevered yield on this investment is expected to be approximately 6.5%.

2016 Acquisition Guidance

The Company expects to acquire between $1 billion and $1.25 billion of total real estate investments in 2016, subject to favorable capital market conditions. This guidance is inclusive of any previously announced acquisitions, including those detailed in the “Recent Events” portion of this press release.

Conference Call Information

The Company has scheduled a conference call on Thursday, May 5, 2016, at 2:00 p.m. ET to discuss its financial performance and operating results for the first quarter ended March 31, 2016. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust First Quarter Earnings Call or passcode 13629942. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning May 5, 2016, at 5:00 p.m. ET until May 26, 2016, at 11:59 p.m. ET, by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (International); passcode: 13629942. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. After May 5, 2016, the Company’s supplemental information package for the first quarter 2016 also will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of March 31, 2016, owned approximately 96.5% of the partnership interests in our operating partnership (“OP Units”).

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed by the Company with the Commission on February 29, 2016.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Revenues:
Rental revenues	$34,855	$20,341
Expense recoveries	7,903	3,536
Interest income on real estate loans and other	1,376	607
Total revenues	44,134	24,484
Expenses:
Interest expense	4,197	1,710
General and administrative	4,121	3,352
Operating expenses	11,037	5,709
Depreciation and amortization	16,010	8,240
Acquisition expenses	3,377	5,932
Total expenses	38,742	24,943
Income (loss) before equity in income of unconsolidated entity and loss on sale of investment property:	5,392	(459)
Equity in income of unconsolidated entity	32	26
Loss on sale of investment property	—	(15)
Net income (loss)	5,424	(448)
Net (income) loss attributable to noncontrolling interests:
Operating Partnership	(173)	24
Partially owned properties	(317)	(32)
Net income (loss) attributable to controlling interest	4,934	(456)
Preferred distributions	(548)	(66)
Net income (loss) attributable to common shareholders	$4,386	$(522)
Net income (loss) per share:
Basic	$0.04	$(0.01)
Diluted	$0.04	$(0.01)
Weighted average common shares:
Basic	102,704,008	65,649,478
Diluted	107,148,380	65,649,478

Dividends and distributions declared per common share and OP Unit	$0.225	$0.225

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2016	December 31, 2015
ASSETS
Investment properties:
Land and improvements	$141,152	$130,788
Building and improvements	1,452,885	1,284,863
Tenant improvements	10,455	9,243
Acquired lease intangibles	228,788	205,168
	1,833,280	1,630,062
Accumulated depreciation	(108,239)	(91,250)
Net real estate property	1,725,041	1,538,812
Real estate loans receivable	35,937	39,349
Investment in unconsolidated entity	1,327	1,322
Net real estate investments	1,762,305	1,579,483
Cash and cash equivalents	22,906	3,143
Tenant receivables, net	6,024	2,977
Other assets	59,657	53,283
Total assets	$1,850,892	$1,638,886
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$115,789	$389,375
Notes payable	149,551	—
Mortgage debt	114,816	94,240
Accounts payable	1,659	644
Dividends payable	25,701	20,783
Accrued expenses and other liabilities	28,948	24,473
Acquired lease intangibles, net	6,407	5,950
Total liabilities	442,871	535,465

Redeemable noncontrolling interest - Operating Partnership and partially owned properties	27,065	26,960

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 108,379,324 and 86,864,063 common shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively.	1,087	872
Additional paid-in capital	1,451,347	1,129,284
Accumulated deficit	(129,183)	(109,024)
Total shareholders’ equity	1,323,251	1,021,132
Noncontrolling interests:
Operating Partnership	47,567	45,451
Partially owned properties	10,138	9,878
Total noncontrolling interests	57,705	55,329
Total equity	1,380,956	1,076,461
Total liabilities and equity	$1,850,892	$1,638,886

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Net income (loss)	5,424	(448)
Net income attributable to noncontrolling interests - partially owned properties	(317)	(32)
Preferred distributions	(548)	(66)
Depreciation and amortization expense	15,989	8,240
Depreciation and amortization expense - partially owned properties	(195)	(100)
Loss on the sale of investment property	—	15
FFO applicable to common shares and OP Units	$20,353	$7,609
FFO per common share and OP Unit	$0.19	$0.11
Net change in fair value of derivative	(40)	(13)
Acquisition related expenses	3,377	5,932
Normalized FFO applicable to common shares and OP Units	$23,690	$13,528
Normalized FFO per common share and OP Unit	$0.22	$0.19
Normalized FFO applicable to common shares and OP Units	23,690	13,528
Non-cash share compensation expense	815	703
Straight-line rent adjustments	(3,185)	(2,012)
Amortization of acquired above/below market leases/assumed debt	745	222
Amortization of lease inducements	158	119
Amortization of deferred financing costs	448	293
TI/LC and recurring capital expenditures	(1,878)	(1,028)
Seller master lease and rent abatement payments	270	511
Normalized FAD applicable to common shares and OP Units	21,063	12,336
Normalized FAD per common share and OP Unit	0.20	0.18

Weighted average number of common shares and OP Units outstanding	107,148,380	69,490,587

This press release includes Funds From Operations, or FFO, and Normalized Funds Available For Distribution, or FAD, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income/loss available to common share and unit holders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets. The Company believes that FFO is an important supplemental measure of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business. The Company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs. The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Normalized FFO is calculated as FFO available to common share and unit holders excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified in the table above. The Company believes that Normalized FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company’s computation of Normalized FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for the Company.

The Company defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO, non-cash compensation expense, straight-line rent adjustments, amortization of acquired above or below market leases, amortization of deferred financing costs and amortization of lease inducements and includes cash payments from seller master leases and rent abatement payments. The Company believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements.